UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 9, 2008, Boston Properties Limited Partnership (the “Company”) completed the acquisition of the General Motors Building in New York City through a joint venture among the Company, US Real Estate Opportunities I, L.P., which is a partnership managed by Goldman Sachs, and Meraas Capital LLC, a Dubai-based private equity firm. The Company has a 60% interest in the venture and provides property management and leasing services for the venture.

The Company filed a Current Report on Form 8-K on June 12, 2008 (the “Form 8-K”) to report, among other things, the completion of the acquisition. The Company hereby amends the Form 8-K to include in Item 9.01 thereof required financial statements, pro forma financial information and the Consent of Pannell Kerr Forster, PC.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Statements of Revenue over Certain Operating Expenses, in accordance with Rule 3-14 of Regulation S-X, of the General Motors Building for the period from January 1, 2008 through June 8, 2008 (unaudited) and for the year ended December 31, 2007.

(b)	Pro Forma Financial Information.

Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2008 (unaudited) and for the year ended December 31, 2007 (unaudited).

(d)	Exhibits.

*10.1	Commitment Increase Agreement, dated as of June 6, 2008, among Boston Properties Limited Partnership and the lenders identified therein. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on June 12, 2008)

*10.2	Contribution Agreement, dated as of May 23, 2008, between Fifth Avenue 58/59 Acquisition Co. L.P., BP 767 Fifth LLC and 767 Venture, LLC, and (for purposes of Sections 10(h), 18, 20(c)(i) and 38(c)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

*10.3	Purchase and Sale Agreement, dated as of May 23, 2008, between 125 West 55th Street Owner LLC, Two Grand Central Tower LLC, 540 Investment Land Company LLC, 540 Madison Avenue Lease LLC and BP Manhattan LLC, and (for purposes of Sections 10(h), 20(c)(i), 38(e) and 38(f)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

*10.4	Contribution Agreement, dated as of May 23, 2008, between Fifth Avenue 58/59 Acquisition Co. L.P. and Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

+23.1	Consent of Pannell Kerr Forster, PC, Independent Registered Public Accounting Firm.

*	Previously filed
+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: August 12, 2008	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Independent Auditors’ Report

To the Partners of Boston Properties Limited Partnership:

We have audited the accompanying statement of revenue over certain operating expenses (the “Statement”) of the General Motors Building located at the corner of 5th Avenue and Central Park South in New York City, New York (the “Property”) for the year ended December 31, 2007. This Statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Boston Properties Limited Partnership dated June 6, 2008) as described in Note 2 and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2), of the Property for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster, PC

Pannell Kerr Forster, PC
Boston, Massachusetts
August 12, 2008

The General Motors Building

Statements of Revenue over Certain Operating Expenses

(in thousands)

	For the period from January 1, 2008 through June 8, 2008	For the year ended December 31, 2007
	(Unaudited)
Revenue (Note 2):
Rental:
Base rent	$87,306	$184,144
Recoveries from tenants	11,784	25,149
Parking and other	1,593	3,500

	100,683	212,793

Certain operating expenses (Note 2):
Cleaning	3,779	7,940
Utilities	5,530	12,046
Repairs and maintenance	3,853	7,846
Security	1,956	4,415
Management fees	833	1,696
General and administrative	641	1,134
Insurance	2,628	6,045
Real estate taxes	13,214	30,230

	32,434	71,352

Excess of revenue over certain operating expenses	$68,249	$141,441

The accompanying notes are an integral part of these statements.

The General Motors Building

Notes to the Statements of Revenue

over Certain Operating Expenses

1.	Description of the Property

The accompanying statements of revenue over certain operating expenses (the “Statement”) includes the operations of the General Motors Building, an approximately 2.0 million square foot Class A office tower (the “Property”) located at the corner of 5th Avenue and Central Park South in New York City, New York. On June 9, 2008, the Property was acquired from affiliates of Macklowe Properties (“Macklowe”) for a purchase price of approximately $2.8 billion through a joint venture among Boston Properties Limited Partnership (the “Company”), US Real Estate Opportunities I, L.P., which is a partnership managed by Goldman Sachs, and Meraas Capital LLC, a Dubai-based private equity firm. The Company has a 60% interest in the venture and provides customary property management and leasing services for the venture. The purchase price consisted of approximately $890.0 million of cash, the issuance to the selling entity of 102,883 common units of limited partnership interest in the Company and the assumption of approximately $1.9 billion of secured and mezzanine loans having a weighted-average fixed interest rate of 5.97% per annum, all of which mature in October 2017. In addition, the venture acquired the lenders’ interest in a portion of the assumed mezzanine loans having an aggregate principal amount of $294.0 million and a stated interest rate of 6.02% per annum for a purchase price of approximately $263.1 million in cash. The purchase price was financed in part with loans from the venture’s partners on a pro rata basis totaling $450.0 million, which bear interest at fixed rate of 11.0% per annum and mature on June 9, 2017.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as certain ancillary income, amortization, depreciation, interest, corporate expenses and certain other costs not directly related to the future operations of the Property.

An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Property was acquired from an unaffiliated party and (ii) based on the investigation of the Property, the Company is not aware of any material factors, other that those factors described above, relating to the Property that would cause this financial information not to be necessarily indicative of future operating results.

Rental Revenue

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $8.6 million and $4.2 million for the year ended December 31, 2007 and for the period from January 1, 2008 through June 8, 2008 (unaudited), respectively.

In accordance with Financial Accounting Standards Board Statement No. 141 “Business Combinations” (“SFAS No. 141”), rental revenue of acquired in-place “above-” and “below-market” leases has been recognized at their fair values over the terms of the respective leases. The impact of the acquired in-place “above-” and “below-market” lease adjustment increased revenue by approximately $25.8 million and $11.1 million for the year ended December 31, 2007 and for the period from January 1, 2008 through June 8, 2008 (unaudited), respectively.

The General Motors Building

Notes to the Statements of Revenue

over Certain Operating Expenses

Certain leases provide for percentage rents based upon the levels of sales achieved by the lessee. Percentage rent is recognized once the required sales level has been achieved.

Rental revenue includes amounts recognized in connection with lease termination agreements totaling approximately $1.5 million for the year ended December 31, 2007.There were no amounts recognized from lease termination agreements for the period from January 1, 2008 through June 8, 2008 (unaudited).

Unaudited Interim Information

The Statement for the period from January 1, 2008 through June 8, 2008 is unaudited. In the opinion of management, all adjustments necessary for a fair statement of such Statement (in accordance with the Basis of Presentation as described in Note 2) have been included. The results of operations for the period are not necessarily indicative of the Property’s future results of operations.

Use of Estimates

The preparation of the accompanying Statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Description of Leasing Arrangements

The office and retail space is leased to tenants under leases with terms that vary in length. Certain leases contain reimbursement clauses and renewal options. Minimum lease payments due under non-cancelable operating leases in effect as of June 9, 2008 (unaudited), for the remainder of 2008 and annually thereafter are as follows:

Amount (in thousands)
2008 (June 9, 2008 through December 31, 2008)	$88,718
2009	158,524
2010	153,145
2011	146,311
2012	137,090
Thereafter	938,952

As of December 31, 2007 and June 9, 2008, two tenants leased approximately 43% of the leasable square feet of the Property with base rent totaling approximately $50.8 million and $21.6 million for the year ended December 31, 2007 and for the period from January 1, 2008 through June 8, 2008 (unaudited), respectively.

4.	Debt Assumption

In connection with the acquisition, the joint venture assumed approximately $1.9 billion of secured and mezzanine loans (the “Assumed Debt”), which loans had been refinanced in September 2007, having a weighted-average fixed interest rate of 5.97% per annum, all of which mature in October 2017. In addition, the venture acquired the lenders’ interest in a portion of the assumed mezzanine

The General Motors Building

Notes to the Statements of Revenue

over Certain Operating Expenses

loans having an aggregate principal amount of $294.0 million and a stated interest rate of 6.02% per annum for a purchase price of approximately $263.1 million in cash. As a result of the debt refinancing in September 2007 and the venture’s acquisition of the lenders’ interest in a portion of the assumed mezzanine loans, the interest expense for the year ended December 31, 2007 and the period from January 1, 2008 through June 8, 2008 is not comparable to future operations of the Property and has been excluded from the Statement.

5.	Transactions with Affiliates

On January 7, 2005, the owners of the Property entered into a property management agreement with an affiliate of Macklowe (the “Property Manager”). Under this agreement, the Property Manager provided overall property management services and received a fee equal to approximately $0.9 million per annum as compensation for its services through January 2007. On February 22, 2007, a new agreement was executed increasing the compensation of the Property Manager’s services to $1.7 million per annum. Property management fees totaling approximately $1.7 million and $0.8 million for the year ended December 31, 2007 and for the period from January 1, 2008 through June 8, 2008 (unaudited) were incurred and are included within the caption Management Fees in the Statement.

On April 1, 2005, the owner of the Property entered into a lease for approximately 26,284 rentable square feet of office space with an affiliate of Macklowe. The lease expires in October 2025. Rental revenue totaling approximately $2.3 million and approximately $1.0 million was recognized for the year ended December 31, 2007 and for the period from January 1, 2008 through June 8, 2008 (unaudited), respectively.

6.	Commitments and Contingencies

The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property’s revenue and certain expenses.

The Property may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials that may be located at the Property. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any environmental condition that management believes will have a material adverse effect on the Property’s revenue and certain expenses.

Boston Properties Limited Partnership

Pro Forma Consolidated Financial Statements

Introduction to the Pro Forma Consolidated Financial Statements

For the six months ended June 30, 2008 and for the year ended December 31, 2007

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Financial Statements of Boston Properties Limited Partnership (the “Company”) are presented as if the acquisition and the related assumption of mortgage indebtedness of the General Motors Building, which was completed on June 9, 2008 through a joint venture in which the Company has a 60% interest, had been consummated on January 1, 2007.

The Company has not presented a Pro Forma Consolidated Balance Sheet of Boston Properties Limited Partnership as of June 30, 2008, because the impact of the acquisition of the General Motors Building, which was completed on June 9, 2008, is already reflected as an investment in an unconsolidated joint venture in the Consolidated Balance Sheet of Boston Properties Limited Partnership as of June 30, 2008, which is included in Boston Properties Limited Partnership’s Form 10-Q which was filed with the Securities and Exchange Commission on August 11, 2008.

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2008 and for the year ended December 31, 2007 are presented as if the acquisition on June 9, 2008 of the General Motors Building, through a joint venture in which the Company has a 60% interest, and the related assumption of mortgage indebtedness, had occurred on January 1, 2007.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2007 and on Form 10-Q for the six months ended June 30, 2008.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties’ management is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2008 or for the year ended December 31, 2007, had the acquisition on June 9, 2008 of the General Motors Building, through a joint venture in which the Company has a 60% interest, and the related assumption of mortgage indebtedness occurred on January 1, 2007, nor does it purport to present the future results of operations of the Company.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per unit amounts)

	Historical Six Months Ended June 30, 2008	The General Motors Building		Other Adjustments		Pro Forma
Revenue
Rental:
Base rent	$562,466	$—		$—		$562,466
Recoveries from tenants	98,732	—		—		98,732
Parking and other	33,818	—		—		33,818

Total rental revenue	695,016	—		—		695,016
Hotel revenue	16,232	—		—		16,232
Development and management services	11,937	—		2,189	(B)	14,126
Interest and other	15,894	—		(5,738)	(C)	10,156

Total revenue	739,079	—		(3,549)		735,530

Expenses
Real estate operating:
Rental	236,836	—		—		236,836
Hotel	12,346	—		—		12,346
General and administrative	37,055	—		—		37,055
Interest	132,403	—		3,500	(D)	135,903
Depreciation and amortization	145,096	—		—		145,096
Net derivative losses	3,531	—		—		3,531
Losses from early extinguishments of debt	—	—		—		—

Total expenses	567,267	—		3,500		570,767

Income before minority interests in property partnerships, income from unconsolidated joint ventures, preferred distributions and allocation of undistributed earnings and gains on sales of real estate	171,812	—		(7,049)		164,763
Minority interests in property partnerships	(1,045)	—		—		(1,045)
Income from unconsolidated joint ventures	2,897	3,277	(A)	—		6,174

Income before preferred distributions and allocation of undistributed earnings and gains on sales of real estate	173,664	3,277		(7,049)		169,892
Preferred distributions and allocation of undistributed earnings	(2,208)	—		—		(2,208)

Income available to common unitholders before gains on sales of real estate	$171,456	$3,277		$(7,049)		$167,684

Basic earnings per common unit:
Income available to common unitholders before gains on sales of real estate	$1.22					$1.20

Weighted average number of common units outstanding	139,998					139,998

Diluted earnings per common unit:
Income available to common unitholders before gains on sales of real estate	$1.21					$1.18

Weighted average number of common and common equivalent units outstanding	141,522					141,522

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per unit amounts)

	Historical Year ended December 31, 2007	The General Motors Building		Other Adjustments		Pro Forma
Revenue
Rental:
Base rent	$1,084,308	$—		$—		$1,084,308
Recoveries from tenants	184,929	—		—		184,929
Parking and other	64,982	—		—		64,982

Total rental revenue	1,334,219	—		—		1,334,219
Hotel revenue	37,811	—		—		37,811
Development and management services	20,553	—		4,100	(B)	24,653
Interest and other	89,706	—		(25,500)	(C)	64,206

Total revenue	1,482,289	—		(21,400)		1,460,889

Expenses
Real estate operating:
Rental	455,840	—		—		455,840
Hotel	27,765	—		—		27,765
General and administrative	69,882	—		—		69,882
Interest	285,887	—		11,500	(D)	297,387
Depreciation and amortization	278,249	—		—		278,249
Net derivative losses	—	—		—		—
Losses from early extinguishments of debt	3,417	—		—		3,417

Total expenses	1,121,040	—		11,500		1,132,540

Income before minority interests in property partnerships, income from unconsolidated joint ventures, preferred distributions and allocation of undistributed earnings, gains on sales of real estate and discontinued operations	361,249	—		(32,900)		328,349
Minority interests in property partnerships	(84)	—		—		(84)
Income from unconsolidated joint ventures	20,428	(2,517)	(A)	—		17,911

Income before preferred distributions and allocation of undistributed earnings, gains on sales of real estate and discontinued operations	381,593	(2,517)		(32,900)		346,176
Preferred distributions and allocation of undistributed earnings	(15,014)	—		—		(15,014)

Income available to common unitholders before gains on sales of real estate and discontinued operations	$366,579	$(2,517)		$(32,900)		$331,162

Basic earnings per common unit:
Income available to common unitholders before gain on sale of real estate and discontinued operations	$2.63					$2.38

Weighted average number of common units outstanding	139,290					139,290

Diluted earnings per common unit:
Income available to common unitholders before gain on sale of real estate and discontinued operations	$2.60					$2.34

Weighted average number of common and common equivalent units outstanding	141,231					141,231

The accompanying notes are an integral part of these financial statements.

Boston Properties Limited Partnership

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(A)	The following tables reflect the historical combined summarized statements of operations of the Company’s unconsolidated joint ventures (reflected in the first column), which have been adjusted to reflect the historical results of operations as reflected in the Statements of Revenue over Certain Operating Expenses (the “Statement”) of the General Motors Building, as adjusted for the impact of straight-line and “above-” and “below-market” rental income, interest expense and depreciation and amortization for the year ended December 31, 2007 (unaudited) and the six months ended June 30, 2008 (unaudited).

	Six Months Ended June 30, 2008	The General Motors Building	Other Adjustments		Pro Forma
Total revenue	$81,894	$100,683	$48,621	(1)	$231,198

Expenses
Operating	26,767	32,434	—		59,201
Interest	28,469	—	68,235	(2)	96,704
Depreciation and amortization	26,229	—	64,898	(3)	91,127
Losses from early extinguishments of debt	152	—	—		152

Total expenses	81,617	32,434	133,133		247,184

Net income (loss)	$277	$68,249	$(84,512)		$(15,986)

Company share of net income (loss)	$1,082	$40,949	$(50,707)	(4)	$(8,676)
Elimination of inter-entity interest on partner loan	1,815	—	13,035	(5)	14,850

Income from unconsolidated joint ventures	$2,897	$40,949	$(37,672)		$6,174

	Year Ended December 31, 2007	The General Motors Building	Other Adjustments		Pro Forma
Total revenue	$95,064	$212,793	$118,278	(1)	$426,135

Expenses
Operating	35,546	71,352	—		106,898
Interest	31,883	—	153,538	(2)	185,421
Depreciation and amortization	21,386	—	159,877	(3)	181,263
Losses from early extinguishments of debt	146	—	—		146

Total expenses	88,961	71,352	313,415		473,728

Income before gain on sale of real estate	6,103	141,441	(195,137)		(47,593)
Gain on sale of real estate	32,777	—	—		32,777

Net income (loss)	$38,880	$141,441	$(195,137)		$(14,816)

Company share of net income (loss)	$20,428	$84,865	$(117,082)	(4)	$(11,789)
Elimination of inter-entity interest on partner loan	—	—	29,700	(5)	29,700

Income from unconsolidated joint ventures	$20,428	$84,865	$(87,382)		$17,911

Boston Properties Limited Partnership

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(1)	Total revenue includes adjustments based on the pro forma acquisition date of January 1, 2007 as follows (in thousands):

	Period from January 1, 2008 through June 8, 2008	Year ended December 31, 2007
Reversal of the historical straight-line rent adjustment	$(4,199)	$(8,620)
Pro forma straight-line rent adjustment	3,648	9,689

Adjustment to the straight-line rent adjustment	$(551)	$1,069

Reversal of the historical amortization of “below-market” leases	$(11,126)	$(25,824)
Pro forma amortization of “below-market” leases	60,298	143,033

Adjustment to the amortization of “below-market” leases	$49,172	$117,209

Adjustments to total revenue	$48,621	$118,278

(2)	Reflects the pro forma interest expense associated with the following indebtedness related to the acquisition of the General Motors Building (in thousands):

•

The assumed secured mortgage loan totaling $1.3 billion, which bears interest at a fixed interest rate of 5.95% per annum and matures on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 6.50% per annum;

•

The assumed net mezzanine loan totaling $306.0 million, which bears interest at a fixed interest rate of 6.02% per annum and matures on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 8.00% per annum; and

•

The loans from the joint venture partners in proportion to their ownership interests in the joint venture totaling $450.0 million, which bear interest at fixed interest rates of 11.0% per annum and mature on June 9, 2017.

	Period from January 1, 2008 through June 8, 2008	Year ended December 31, 2007
Secured mortgage loan	$36,508	$82,073
Mezzanine loan	10,002	21,965
Partner loans	21,725	49,500

Total	$68,235	$153,538

Boston Properties Limited Partnership

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(3)	Reflects the pro forma depreciation and amortization expense for the General Motors Building. Depreciation and amortization for the General Motors Building is based on an allocation of the purchase price at the date of acquisition, in accordance with SFAS No. 141. Depreciation and amortization expense is computed over an estimated useful life of 40 years for the building and over the shorter of the useful life or the related lease term (weighted average of approximately 8.9 years) for the tenant improvements and leasing costs (including the value allocated to acquired in-place leases).

The following table summarizes the allocation of the purchase price, in accordance with SFAS No. 141, for the General Motors Building at the date of acquisition (in thousands).

Land	$1,139,394
Building and improvements	1,957,257
Tenant improvements	76,384
Tenant leasing costs	574,004
Below market assumed debt adjustment	101,395
Below market rents	(1,057,256)

Total aggregate purchase price	$2,791,178
Less: Indebtedness assumed, net	(1,606,000)

Net assets acquired	$1,185,178

(4)	Reflects the Company’s share (60%) of the pro forma income from the General Motors Building joint venture.

(5)	Reflects the elimination of the pro forma interest income associated with the Company’s $270.0 million partner loan, which corresponding interest expense is included in Note (2).

Boston Properties Limited Partnership

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(B)	Reflects the pro forma management fee revenue associated with the property management agreement entered into between the Company and the joint venture. Under the terms of the agreement, the Company earns a management fee equal to 2% of gross revenues.

(C)	Reflects the pro forma reduction in interest income as a result of the cash used for the Company’s investment in the General Motors Building joint venture. The net cash used by the Company totaled approximately $510.0 million, which amount is net of the proceeds from a draw from its unsecured revolving credit facility totaling $200.0 million.

(D)	Reflects the pro forma increase in interest expense associated with the Company’s $200.0 million draw from its unsecured revolving credit facility, which draw was used to fund a portion of the consideration for the Company’s interest in the joint venture. The aggregate pro forma interest expense would increase by an additional $0.3 million and $0.1 million for the year ended December 31, 2007 and the period from January 1, 2008 through June 8, 2008, respectively, if interest rates on the unsecured revolving credit facility were 1/8th of a percentage point higher.